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                          Resources for Busy Professionals






                          STANDARDS OF BUSINESS CONDUCT

                           DATED AS OF MARCH 31, 2005







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                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT

                                TABLE OF CONTENTS

A MESSAGE FROM ALLEN GREENE____________________________________________________4

ABOUT OUR STANDARDS AND RESPONSIBILITIES_______________________________________5

   The Purpose of the Standards of Business Conduct____________________________5

   Our Responsibilities as SmartPros Employees_________________________________5

   The Audit Committee_________________________________________________________5

   When and Where to Get Help or Report an Ethical Issue_______________________6

   Waivers of these Standards__________________________________________________7

   SmartPros' Policy Regarding Retaliation_____________________________________7

CUSTOMERS AND MARKETPLACE - OUR STANDARDS______________________________________8

   Our Commitment______________________________________________________________8

   Antitrust and Competition Laws______________________________________________8

   Bribery and Corruption______________________________________________________8

   Competitive Intelligence____________________________________________________9

   Customer Privacy____________________________________________________________9

   Marketing Integrity_________________________________________________________9

OUR STANDARDS - SHAREHOLDERS AND CREDITORS____________________________________10

   Our Commitment_____________________________________________________________10

   Accuracy of Books, Records and Financial Statements________________________10

   Confidential Information___________________________________________________11

   Insider Trading____________________________________________________________12

   Records Retention__________________________________________________________13

   Use of Company Assets______________________________________________________13

EMPLOYEES - OUR STANDARDS_____________________________________________________14

   Our Commitment_____________________________________________________________14

   Employee Privacy___________________________________________________________14

   Drug and Alcohol Use_______________________________________________________14

   Equal Treatment and Respect________________________________________________14

   Health and Safety__________________________________________________________15

   Conflicts of Interest______________________________________________________15

   Gifts and Entertainment____________________________________________________17

   Corporate Opportunities____________________________________________________17

OUR COMMUNITY AND THE PUBLIC - OUR STANDARDS__________________________________19

   Our Commitment_____________________________________________________________19


SmartPros Ltd.                   Page 2 of 21

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                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT


   Political Contributions and Activities_____________________________________19

   Public and Media Inquiries_________________________________________________19

   The Environment____________________________________________________________20

CERTIFICATION OF COMMITMENT TO THE STANDARDS OF BUSINESS CONDUCT______________21











SmartPros Ltd.                   Page 3 of 21

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                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT


A MESSAGE FROM ALLEN GREENE

As a company that is a leader in the field of compliance, ethics and integrity education, nothing could be more important than to "practice what we preach" and be the kind of organization that we encourage our clients to be. From its inception in 1981 SmartPros has maintained and cherished a reputation of acting with the highest levels of integrity. This tradition was continued through the 2003 acquisition of Working Values Ltd. This value of integrity is perhaps our greatest corporate asset.

The following Standards of Business Conduct are our guideposts to maintaining a high level of integrity in our everyday business dealings. However, no set of Standards, this one included, can be totally comprehensive. At its heart, an effective compliance program requires that we as a company create the kind of work environment where each of us takes personal responsibility for not only our individual actions, but the actions of others if such actions can negatively impact the company.

It is in fact this shared value for Acting with Integrity that is our fundamental standard of conduct. By acting with integrity we will follow the law and sound and honest business practices and treat one another with respect and dignity.

Allen S. Greene,
VICE-CHAIRMAN AND CHIEF EXECUTIVE OFFICER






SmartPros Ltd.                   Page 4 of 21

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                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT


ABOUT OUR STANDARDS AND RESPONSIBILITIES

THE PURPOSE OF THE STANDARDS OF BUSINESS CONDUCT

Our STANDARDS OF BUSINESS CONDUCT (Standards) guides us in acting with integrity and state acceptable and appropriate behavior for all SmartPros employees. Although these Standards do not cover every situation, they set forth our basic philosophy of conducting business lawfully and with integrity. SmartPros is committed to complying with these Standards and all applicable laws and governmental regulations that are applicable to the Company's activities.

Several of the Standards contained in this document refer to company policies that are published in more detail in other documents, such as the Employee Handbook. Compliance with these policies, as well as all appropriate governmental laws and regulations is an overriding standard of behavior required of all SmartPros employees.

OUR RESPONSIBILITIES AS SMARTPROS EMPLOYEES

As SmartPros employees we have a responsibility to act with the highest standards of integrity. We must not engage in any conduct or activity that may raise questions as to SmartPros' honesty, impartiality or reputation, or otherwise cause embarrassment to the company. As SmartPros employees, we have a responsibility to comply with these Standards and to report known or potential violations even when we are not personally involved in an alleged violation. When possible and permitted by law, the identity of any employee who identifies him/herself when making a report will be kept confidential.

We employees also have a responsibility to seek answers to any questions we may have about the laws, regulations, or the requirements of these Standards by contacting a manager, the Ethics Officer, or any member of the Audit Committee to obtain further guidance. (See when and where to get help below.)

BECAUSE THESE STANDARDS ARE SO CRITICAL TO ENSURING OUR INTEGRITY AND OUR REPUTATION, VIOLATIONS COULD RESULT IN DISCIPLINARY ACTION, UP TO AND INCLUDING TERMINATION OF EMPLOYMENT.

THE AUDIT COMMITTEE

The Company's Audit Committee (which consists of the three independent members of our Board of Directors) is responsible for setting the standards of business conduct set forth in these Standards, updating these Standards as appropriate, and monitoring compliance with, and enforcement of, these Standards. The Ethics Officer is also responsible for overseeing the procedures designed to implement and enforce these Standards.

SmartPros Ltd.                   Page 5 of 21

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                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT


WHEN AND WHERE TO GET HELP OR REPORT AN ETHICAL ISSUE

As an organization, SmartPros welcomes comments, questions, and discussions on our STANDARDS OF BUSINESS CONDUCT and all ethical issues relating to the Company. If you have a question about these Standards or wish to report an ethical issue you should contact our Ethics Officer:

David Gebler
(781) 784-2300
dgebler@workingvalues.com

You may also report ethical issues or violations of our Standards by accessing the following anonymous, non-traceable methods.

FINANCIAL COMPLIANCE REPORTING

To report a financial compliance issue regarding the Company's financial statement disclosures, accounting, internal accounting controls, or auditing matters write your concerns and forward them in a sealed envelope to:

Chair of the SmartPros Ltd. Audit Committee
c/o Martin H. Lager
295 Madison Avenue. 3rd Floor
New York, NY 10017

The envelope must be labeled with "To be opened by the Audit Committee only" or a similar statement. The Ethics Officer is obligated to forward employees' concerns to the Chair of the Audit Committee and will do so promptly. He will also keep those communications confidential.

IF YOU WISH TO DISCUSS ANY MATTER WITH THE AUDIT COMMITTEE, SO INDICATE IN YOUR SUBMISSION AND INCLUDE YOUR CONTACT INFORMATION SO THAT THE AUDIT COMMITTEE CAN CONTACT YOU IF IT DEEMS CONTACT APPROPRIATE.

The Audit Committee will ensure that proper steps are taken to investigate the issues, resolve them in a timely manner, and take any action that it deems appropriate.

Any SmartPros employee who lawfully discloses information about fraudulent activities within the Company or otherwise assists criminal investigators, federal regulators, Congress, his/her supervisor or other proper people within the Company, or other parties in a judicial proceeding in detecting and stopping fraud is protected by law against retaliation by the Company. SmartPros strictly adheres to all applicable law protecting whistleblowers.

You may also express concerns in writing (in an envelope labeled "confidential") and addressed to:

Ethics Officer
Working Values, Ltd.
28 S. Main Street
Sharon, MA 02067


SmartPros Ltd.                   Page 6 of 21

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                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT

WAIVERS OF THESE STANDARDS

No waivers of these Standards for executive officers or members of the Board of Directors can be granted without approval from our Board of Directors and prompt disclosure to the Company's shareholders, along with the reasons for the waiver. No waivers of these Standards for other employees can be granted without the approval of the Ethics Officer. Amendments to these standards must be approved by our Board of Directors and will be disclosed to the Company's shareholders.

SMARTPROS' POLICY REGARDING RETALIATION

We are committed to ensuring that SmartPros employees do not face retaliation, reprisals or any career disadvantage for complying with these Standards. Retaliation is strictly prohibited and the Company will take action against individuals engaging in such conduct, up to and including termination of employment. If you suspect that you or someone you know has been retaliated against, you should contact the Ethics Officer, or any member of the Audit Committee immediately.





SmartPros Ltd.                   Page 7 of 21

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                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT

CUSTOMERS AND MARKETPLACE - OUR STANDARDS

OUR COMMITMENT

No matter how fierce the competition, SmartPros is committed to competing both lawfully and ethically in the marketplace. Our reputation for honesty and fairness in our business dealings and the trust we have built with our customers provide us with a competitive advantage. The following Standards govern our business relationships and activities.

ANTITRUST AND COMPETITION LAWS

Antitrust and competition laws protect free enterprise by prohibiting activities and agreements that reduce competition and restrict trade. Antitrust law violations occur when people contract, combine or conspire with third parties to engage in certain anti-competitive acts, or when individuals make certain contractual or other business decisions that unfairly affect competition.

SmartPros is committed to competing fairly in the marketplace. SmartPros' policy is to comply with all provisions of the antitrust laws of the United States, individual states, and corresponding laws of other countries where we may do business now or in the future.

Many of the antitrust rules are complex and technical. They prohibit various kinds of agreements with competitors, suppliers, and customers. These prohibited agreements include such areas as price fixing, refusals to deal with certain vendors, exclusive dealing arrangements, etc. If we encounter a situation that raises a question about fair business dealings we should raise it with our supervisor or other senior manager. If we are not satisfied, we should contact any member of the Audit Committee for clarification.

BRIBERY AND CORRUPTION

It is illegal to give or receive a bribe. A bribe is the payment of anything (money, gifts, services) to influence a business decision. In addition, Federal law prohibits the offer, promise or gift of anything of value to an employee, agent, or official of the federal government with the intent to influence such an individual within his/her area of responsibility. SmartPros is committed to abiding by all applicable domestic and international laws related to bribery and corruption. (See Gifts and Entertainment below for clarification of the Company policy on gifts and entertainment by past, present, or prospective vendors.)

Any SmartPros employee who works with our international operations and partners must learn about and comply with applicable foreign laws. As SmartPros employees, we must discuss any situation with the Ethics Officer where we believe a bribe has been offered or requested.


SmartPros Ltd.                   Page 8 of 21

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                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT

COMPETITIVE INTELLIGENCE

Competing fairly in the marketplace also means showing the same respect for the confidential information of competitors that we do for our own confidential information.

As SmartPros employees, we should never seek or receive any confidential, non-public information about our competitors or their products. We must never use improper means to seek such information and never misrepresent ourselves, our positions, or our circumstances to persuade another to release information and never commission a third party to obtain the release of such information. We must also immediately report any accidental receipt of confidential competitor information to a manager or the Ethics Officer.

CUSTOMER PRIVACY

Our customers entrust us with certain information, including (but not limited to) addresses, telephone numbers, social security numbers, and account and purchasing information. We have a responsibility to safeguard this information from unauthorized use or disclosure.

As SmartPros employees, we must follow all Company policies related to data privacy. Customer information must be provided only to those inside the Company who have a clear business need for the information and must not be given to outside companies except to conduct our business, stay in compliance with applicable privacy laws, protect against fraud or suspected illegal activity or to provide customer services. We must also immediately contact a manager or the Ethics Officer, if such information is compromised.

MARKETING INTEGRITY

SmartPros' policy is to engage in marketing, advertising and promotional practices that do not jeopardize the trust placed on the company by customers, vendors suppliers, and the public.

Our advertising complies with all laws regarding product information and pricing, comparative pricing, product availability, credit terms, warranty statements, and telephone and mail order processing.

As SmartPros employees, our communication of information about our products and services must be truthful and accurate. SmartPros' policy is that promotional materials must not be misleading, deceptive, or fraudulent.


SmartPros Ltd.                   Page 9 of 21

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                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT

OUR STANDARDS - SHAREHOLDERS AND CREDITORS

OUR COMMITMENT

SmartPros is committed to pursuing sound growth and earnings objectives, while conducting business with the highest level of integrity. We will operate in what we perceive to be the best interests of the Company and our shareholders and be honest and clear about our operations and performance, exercising care in the use of our assets and resources.

ACCURACY OF BOOKS, RECORDS AND FINANCIAL STATEMENTS

Accurate reporting is essential to ensuring the integrity of SmartPros' books and accounting records. We maintain a system of internal controls, including procedures to protect Company assets that provide reasonable assurances to management that transactions are properly authorized, completely and accurately recorded and are in compliance with generally-accepted accounting principles
(GAAP) at all times.

As part of this commitment we also:

     o    Maintain a system of effective internal controls,

     o Maintain books and records that in reasonable detail completely, accurately and fairly reflect the company's transactions,

     o Prohibit the unauthorized acquisition, use, or disposition of Company assets, and the establishment of any undisclosed or unrecorded funds or assets, false or misleading entries in the Company's books and records; and

     o Maintain a system of internal controls and procedures that will provide reasonable assurances to management that material information about the Company is accumulated and communicated to management, including the CEO and CFO, to allow timely decisions regarding disclosure.

BOOKS AND RECORDS

As SmartPros employees, we are responsible for maintaining complete, accurate and timely books and records related to our areas of responsibility. This includes sales records, time cards, expense reports, production reports and other financial records, particularly financial statements.

WORKING WITH OUR AUDITORS

There are certain requirements of our senior leaders and financial managers that all of us need to be aware of:

The CEO, CFO and all financial managers are not permitted, directly or indirectly, to take any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified public accountant engaged in the performance of an audit or review of SmartPros' financial statements that are required to be filed with the SEC if such person knew or was unreasonable in not knowing that such action could, if successful, result in rendering such financial statements materially misleading. For purposes of these Standards, actions that 'could, if successful, result in rendering such financial statements materially misleading' include, but are not limited to, actions taken at any time with respect to the professional engagement period to fraudulently influence, coerce, manipulate, or mislead an auditor:

SmartPros Ltd.                   Page 10 of 21

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                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT

     a. to issue a report on SmartPros' financial statements that is not warranted in the circumstances (due to material violations of generally accepted accounting principles, generally accepted auditing standards, or other applicable standards);

     b.   not to perform audit, review or other procedures required by generally
          accepted   auditing   standards  or  other   applicable   professional
          standards;

     c.   not to withdraw an issued report; or

     d.   not to communicate  matters to the Audit Committee.

FINANCIAL STATEMENTS

SmartPros executives, board members and employees are responsible for providing fair, accurate, complete and understandable financial information on a periodic and timely basis to its shareholders, the investment community, creditors, governmental agencies and others. The Company's reports and documents filed with, or submitted to, the Securities and Exchange Commission and other public communications must include fair, accurate, timely, complete and understandable disclosures.

As SmartPros employees, we must ensure that the company's periodic reports and public statements comply with all applicable regulations and are fair, accurate, timely, complete and understandable. In particular, the Company's financials statements included in its periodic reports must accurately and fairly disclose the Company's assets, liabilities and other material transactions engaged in by the Company.

Any SmartPros employee who becomes aware of any non-compliance with applicable regulations, or of any inaccuracy in any of the Company's reports and public statements, or material omission from the Company's reports and public statements, must immediately report such inconsistencies or omissions to the Chair of the Audit Committee (using the procedures outlined on page 6 of these Standards). As SmartPros employees, we must never knowingly misrepresent, or cause others to misrepresent, facts about the company within or outside the Company, including to the company's directors and auditors or to government regulators and self-regulatory organizations.

CONFIDENTIAL INFORMATION

Some Company-related information we have access to at work is not generally known to the public and provides the Company with a business advantage. This confidential information includes (but is not limited to) strategic and business plans, financial, sales information, pricing information, customer lists and data, lease terms with landlords, vendor terms with suppliers, product designs, advertising and promotional plans, proprietary computer systems, and copyrights on certain brand names. Our shareholders rely on us to protect these important business assets from unlawful or inadvertent disclosure

Because the confidentiality of this information is so critical to our ability to compete effectively in the marketplace, unauthorized or premature disclosure could have a serious financial impact on the Company and may subject the Company and its employees to liability, including penalties for insider trading.

As  SmartPros   employees,   we  should  never  disclose  Company   confidential
information to any third party, except as authorized by the company as part of our job

SmartPros Ltd.                   Page 11 of 21

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                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT

responsibilities. We must properly label confidential documents. We must also notify a manager or the Ethics Officer if we know of a situation in which the Company's confidential information has been compromised.

INTELLECTUAL PROPERTY PROTECTION

Our obligation to protect the Company's confidential information includes our intellectual property--those creative ideas and expressions of our employees that have commercial value.

As SmartPros employees, we must disclose any business-related written works, technological advances or unique solutions to business problems to the CEO so the Company can provide legal protection by securing patents and trademarks. Any written documents whose content is protected under a trademark should be marked with the appropriate symbols such as "(R)," "(TM)," or "(SM)" when using our works in text. Copyrighted work should contain the notice "(C) (Company)
(Year)." We must also seek guidance from senior management if we suspect that a Company patent or trademark is being infringed, or have questions on the use of patents, trademarks or copyrights.

COMPUTER AND NETWORK SECURITY

Our computer networks, computers and software are the foundation of our Company's information and communications infrastructure. These systems are vital to the continued success of our business. However, left unsecured, these networks can pose a substantial risk to our confidential information.

As SmartPros employees, we must do everything possible to protect our computers and networks from unauthorized access. We must strictly follow all Company security policies and procedures including appropriate use of IDs and passwords, pass codes, building-access key cards, and computer systems, including corporate data, electronic communications and application software.

INSIDER TRADING

Some of the Company's confidential information is considered by law to be "material" because it could affect an investor's judgment about whether or not to buy, sell, or hold Company securities, or the securities of third parties with whom we have a business relationship. When such information has not been adequately disclosed to the public (such as through a Company press release or a filing with a government agency), the information is considered "non-public." Buying or selling securities based on material non-public information is called "insider trading" and is illegal.

As SmartPros employees, we must never use material, non-public information in connection with any securities transaction, or communicate that information to anyone outside the Company who may do so. In addition, we must not permit any family member or anyone acting on our behalf to purchase or sell securities based on Company (or third party) material non-public information.

A more detailed description of our policy on Insider trading is included in our Employee Handbook.

SmartPros Ltd.                   Page 12 of 21

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                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT

RECORDS RETENTION

In order to maintain the integrity of SmartPros record-keeping and reporting systems, it is critical that records retention procedures for each respective area of the Company be followed, including how data is stored and retrieved. Altering or distributing any document without authorization - is a violation of Company policy and, in many cases, illegal.

As SmartPros employees, we have a responsibility to know how to document and transact any entries or records for which we are responsible, as well as a responsibility to know and follow all legal requirements regarding retention of those documents. No document - including originals, drafts, duplicates, as well as computer files, disk drives, hard disks, floppy disks, CD-ROMs or any other media -may be destroyed, altered or removed from any file or premises where it is stored other than in accordance with the Company's record retentions policy. SmartPros employees who do so are subject to strict disciplinary action, including dismissal, as well as referral to appropriate authorities.

USE OF COMPANY ASSETS

The Company's assets, including information assets, such as the Internet, intranet, e-mail and other communications equipment, are important business assets and may be used only for Company business and for limited incidental use, such as important communications with close family members.

As SmartPros employees, we must recognize that these company resources are important assets and use them wisely. We must also safeguard the Company's tangible assets against loss or unauthorized use.

We must not use Company funds or other company property for illegal, unethical or otherwise improper purposes. These improper purposes include, but are not limited to, use of funds for commercial or political bribery and diversion of money from legitimate corporate accounts for improper purposes. In addition, we must never establish, for any purpose, any unrecorded or undisclosed accounts or funds.

We must not use or divert Company property (including the services of other employees) for our own advantage or benefit and should not use corporate letterhead for matters not directly related to Company business.


SmartPros Ltd.                   Page 13 of 21

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                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT

EMPLOYEES - OUR STANDARDS

OUR COMMITMENT

SmartPros recognizes that the success of its brands relies on the dedication, hard work, and integrity of all its employees. We are committed to supporting our employees by providing a respectful workplace that fosters trust, teamwork, open and honest communication, and creative thinking.

EMPLOYEE PRIVACY

As  part  of  the  employment   process,   SmartPros  gathers  certain  employee
information including (but not limited to) addresses, telephone numbers, social security numbers and medical and benefits.

As SmartPros employees, we have a responsibility to protect such information from unlawful use or disclosure. We must follow all Company policies related to protecting the privacy of employee data. Employee information must be provided only to those inside the Company who have a clear business need for the information. Employee information must not be provided to anyone outside the Company without the employee's prior consent, except to verify employment or to comply with legal requirements. We must also immediately contact a manager or the Ethics Officer if such information is compromised.

We must not keep personal items, messages or information that we consider to be private on Company telephone systems or computer systems (including email) as these are Company property and may be monitored by the Company.

DRUG AND ALCOHOL USE

Being under the influence of alcohol or drugs at work, or improperly using medication, diminishes an employee's ability to perform and compromises the safety of fellow employees and others with whom they come into contact.

As SmartPros employees, we must not use, sell, purchase or possess any illegal drug, nor abuse, sell, or purchase any alcohol or doctor-prescribed drug while on Company property or while conducting company business.

We must also protect the safety of others by talking to a manager or a representative from Human Resources if we observe that another employee's performance on the job is impaired due to the use of alcohol, illegal substances or drugs, or that another employee is using illegal substances on Company property.

EQUAL TREATMENT AND RESPECT

SmartPros is committed to a diverse workplace free from discrimination and harassment. We will recruit, hire, train, promote and provide other terms and

SmartPros Ltd.                   Page 14 of 21

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                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT

conditions of employment without regard to a person's race, color, religion, gender, age, national origin, sexual orientation, marital status, disabilities or veteran status.

As SmartPros employees, we must treat others with respect on the job and comply with all applicable equal employment opportunity laws, including those related to discrimination and harassment. We must never tolerate discriminatory conduct or harassment of any kind, including that of a sexual nature. We must also refrain from making jokes, slurs or other remarks that are about race, color, religion, gender, age, national or ethnic origin, sexual orientation, martial status, disabilities, veteran's status or are of a sexual nature that can encourage or create an offensive or hostile environment. We will also not tolerate implicit or explicit verbal threats, intimidation or violence.

Retaliation  against  a  person  who  makes a  complaint  of  discrimination  or harassment in good faith, or who participates in an investigation, is prohibited. Any SmartPros employee, who feels discriminated or retaliated against, should promptly report the behavior to his or her manager, Human Resources, or the Ethics Officer.

HEALTH AND SAFETY

SmartPros values the contributions made by our employees and strives to provide a safe and secure work environment. Accordingly, we will comply with OSHA and other U.S. health and safety statutes and regulations, a well as any comparable laws in other countries where we do business.

As SmartPros employees, we must comply with any Company health and safety policies, as well as all OSHA or other health and safety laws or regulations related to our jobs and promptly report health and safety violations to a manager or the Ethics Officer.

CONFLICTS OF INTEREST

As SmartPros employees, we have a responsibility to act in SmartPros' best interests. Sometimes, however, we may have a personal or financial stake in the outcome of a decision, as well as influence over that decision. In such situations, if we put our own interests ahead of the interests of the Company or its clients, a conflict of interest exists. Even the appearance of impropriety in such situations can damage the reputation of both the employee and the Company.

As SmartPros employees, we must avoid the following situations which may influence our judgment and cause us to act outside the best interests of the Company and its shareholders.

OUTSIDE EMPLOYMENT OR AFFILIATION

Serving as an officer, director, employee or partner of, or consultant to, a competitor company or a company that has a current or potential business relationship with SmartPros, could present a conflict of interest. Serving as an officer for a charity that may have some financial or other relationship with SmartPros could also present a conflict of interest.

As SmartPros employees, we may only work with organizations whose interests do not interfere with our Company responsibilities. We must obtain written approval

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                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT

from our CEO or the Ethics Officer, before accepting a second job. We must also obtain written approval from our CEO or the Ethics Officer, before becoming an officer of a charitable organization, or affiliating in any way with an organization that is a Company competitor, customer, supplier or provider of goods or services.

FINANCIAL INVESTMENTS

Any SmartPros employee who holds, or has an immediate family member who holds, greater than a 5% financial interest in a competitor (or a company that has a current or potential business relationship with SmartPros) has a conflict of interest. "Financial interest" is defined as any stock or ownership interest, particularly issued and outstanding shares of stock of a corporation traded on a national securities exchange or over-the-counter market. "Immediate family member" means a spouse or domestic partner, parent, parent of a spouse or domestic partner, siblings, siblings-in-law, children, stepchildren, grandchildren, grandparents, aunts, uncles, nephews and nieces.

As SmartPros employees, we must disclose to the CEO or to the Ethics Officer, any direct or indirect financial interest of any kind or nature that we, or an immediate family, member hold in any business, partnership, proprietorship, company or other person which supplies goods and/or services, directly or indirectly, or which competes with any SmartPros business.

We must also never make or influence any decision on behalf of the company which could directly or indirectly benefit a family member who has a significant interest in a transaction with a competitor or any supplier.

CLOSE PERSONAL RELATIONSHIPS

Any SmartPros employee faces a potential conflict of interest if their relationship with another person might influence him or her to act outside the best interests of the Company.

As SmartPros employees, we must promptly disclose any potential conflicts of interest, and any conduct that could be perceived by others as a conflict of interest, in writing, to the Ethics Officer, or a member of the Audit Committee. We must direct any questions regarding conflicts of interest to our manager, the Ethics Officer or a member of the Audit Committee.

Upon reporting of the conflict or potential conflict of interest, the company will determine whether the situation is detrimental to the interests of the Company. Many conflicts of interest can be resolved in a simple and mutually acceptable way. However, while we respect each individual's right to privacy, if an employee's personal affairs create, or appear to create, a potential conflict of interest, we may insist on full disclosure of the relevant facts so we can determine whether or not such a conflict exists.

We acknowledge the Company's policy that the Company prohibits any employee from maintaining a romantic relationship outside of marriage with any other employee in which there is a direct reporting relationship between the employees, or either one has any influence on the job function, performance evaluation, or salary, of the other.


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                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT

GIFTS AND ENTERTAINMENT

In a business relationship, exchanging gifts or entertainment of a nominal value can create goodwill and establish trust. This goodwill and trust is severely compromised if we accept gifts or entertainment from suppliers or vendors that are excessive in value or frequency, particularly if they are used, or it appears they are being used, to gain an unfair business advantage.

Using good judgment and moderation, the occasional giving or acceptance of gifts or entertainment of NOMINAL VALUE is appropriate. However, all such gifts or entertainment must be properly recorded in the Company's books and records, must be within Company guidelines, and must never be intended to influence a business decision.

Following are specific guidelines regarding gifts and entertainment.

GOVERNMENT EMPLOYEES:

Federal law prohibits the offer, promise or gift of anything of value to an employee, agent, or official of the federal government if intended to influence such individual within his/her area of responsibility. As SmartPros employees, we must never give gifts of any kind to government employees, agents or officials. We must also get approval from a manager or the Ethics Officer if we want to provide nominal entertainment to government employees, agents or officials.

GIFTS

As SmartPros employees, we must only accept gifts that are consistent with Company policy and the policies of the giver's company. We must not accept cash gifts or gifts that are excessive in value. We must not accept gifts from an employee of any current or prospective vendor or supplier if such a gift is or could be construed as, a bribe or if the gift would violate any laws or regulations.

All gifts received in excess of nominal value should be returned to the giver with a note explaining our policy and should be reported to the Ethics Officer Perishable gifts in excess of nominal value that cannot be returned must be donated to charity.

ENTERTAINMENT

As SmartPros employees, we must only participate with vendors and suppliers in meals, sporting, cultural and similar events that are not excessive in value or frequency, and then only when such entertainment (a) is in the ordinary course of business, (b) is consistent with Company policies, and (c) does not violate the policy of any other party involved.

CORPORATE OPPORTUNITIES

As SmartPros employees, we owe a duty to the Company to advance its legitimate interests when the opportunity arises. Therefore, we must never take advantage of personal opportunities that are discovered through the use of corporate property, information, or our position with the Company, unless the Company has knowingly decided not to avail itself of the opportunity and approves our participation in that opportunity. We must not use corporate property, information, or our position for

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                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT

improper personal gain, and employees and Officers may not compete for business with the Company directly or indirectly without the consent of the Board of Directors.

Our family members must not receive compensation, commissions or gifts from current or prospective vendors or suppliers if such receipt could be construed as influencing the Company's decision as whether to undertake or expand a relationship with that vendor or supplier.

Finally, we must not accept bribes, payoffs, kickbacks or kickback schemes, unexplained rebates, disguised allowances or expenses or anything that may be considered illegal, unethical or compromising.










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                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT

OUR COMMUNITY AND THE PUBLIC - OUR STANDARDS

OUR COMMITMENT

Our Company is committed to being a good citizen in the communities in which we do business. We are committed to conducting ourselves in an ethical manner, acting in accordance with our values and standards, and following the laws of the countries in which we operate. In cases where there are differences between local, country or U.S. laws, we will apply the more stringent standard.

POLITICAL CONTRIBUTIONS AND ACTIVITIES

SmartPros encourages participation in the political process by employees. However, such activity must occur strictly on an individual and private basis and not on behalf of the Company.

As SmartPros employees, we must not conduct personal political activity on Company time or using Company property or equipment. We must not make political contributions or incur political expenditures on behalf of the Company or obtain reimbursement for any such contribution or expenditure.

We must not make any direct or indirect contributions to political candidates, office holder or any political parties on behalf of the company unless the contribution is legal and directly authorized by the Company's Chief Executive Officer. This includes (but is not limited to): purchasing tickets to political events, furnishing company goods or services, loan of Company personnel during working hours or payment for advertisements and other campaign expenses.

We must also never force, direct or in any way coerce another employee to make a political contribution. Contributions and expenditures are not limited to cash contributions to candidates or committees. They also include purchases of tickets to political dinners, advertisements on behalf of candidates, and donations of corporate property, services or personnel.

We must also not make contributions to trade associations or their political action committees where such contributions will be directly or indirectly used for political purposes, including campaign contributions and lobbying expenses, except for contributions made in connection with the support of legitimate lobbying efforts by trade associations of which the Company is a member that are previously approved by the Audit Committee.

PUBLIC AND MEDIA INQUIRIES.

SmartPros is committed to delivering accurate and reliable information to the media, financial analysts, investors, brokers and other members of the public. All public

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

                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT

disclosures, including forecasts, press releases, speeches and other communications will be accurate, timely and representative of the facts. No investor, broker or financial analyst will receive special or favored treatment.

As SmartPros employees, we must respect the abilities of our investor relations professionals and promptly forward all requests for information from outside the company to them.

THE ENVIRONMENT

SmartPros is committed to protecting the environment and complying with all applicable environmental laws and regulations.

Any SmartPros employee, who works with hazardous chemicals, or other environmental hazards, must be familiar with any federal, state and local environmental laws that apply to his or her job. Such employees must report any violations of such laws to the Ethics Officer.

SmartPros employees must also cooperate with Company initiatives to conserve energy and other resources, to reduce the amount of waste the company produces, and to participate actively in any recycling efforts.





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

                                                                  SMARTPROS LTD.
                                                   STANDARDS OF BUSINESS CONDUCT


CERTIFICATION OF COMMITMENT TO THE STANDARDS OF BUSINESS CONDUCT

I hereby acknowledge receipt of SmartPros STANDARDS OF BUSINESS CONDUCT dated as of March 31, 2005 (the STANDARDS). I have read the STANDARDS and understand and acknowledge that I may be subject to disciplinary action including, but not limited to suspension, dismissal or any other action, including legal action, by SmartPros, Inc. in the event of my violation of these STANDARDS.


-----------------------------------------       ------------------
Name                                            Date


-----------------------------------------       ------------------
Signature                                       Title


--------------------------------------------------------------------------------
REPORTING FORM

I hereby certify that:

Except as set forth below, I am not aware of any violation of SmartPros' STANDARDS OF BUSINESS CONDUCT by the Company's employees or its subsidiaries (collectively, the "Company).

Exceptions: --------------------------------------------------------------------

            --------------------------------------------------------------------

Except as set forth below, I am not aware of any violation of these STANDARDS OF BUSINESS CONDUCT by Company directors, officers or employees.

Exceptions: --------------------------------------------------------------------

            --------------------------------------------------------------------

Except as set forth below, I am not aware of any conflict of interest or potential conflict of interest (as described in these STANDARDS).

Exceptions: --------------------------------------------------------------------

            --------------------------------------------------------------------


-----------------------------------------       ------------------
Name                                            Date


-----------------------------------------       ------------------
Signature                                       Title



SmartPros Ltd.                   Page 21 of 21